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             [letterhead of Polsinelli, White, Vardeman & Shalton]



                                       October 24, 1996



Enterbank Holdings, Inc.
150 N. Meramec
Clayton, MO  63105

     Re:  Registration Statement on Form S-1
          ----------------------------------

Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-1 filed by Enterbank Holdings, Inc. ("Enterbank") on October 24, 1996 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1993, as amended, pertaining to the proposed issuance by Enterbank of shares of Enterbank's common stock, $.01 par value (the "Shares") with a maximum aggregate offering price of $7,000,000, as provided in the Registration Statement, we have examined such corporate records of Enterbank, such other information as we have deemed relevant, including Enterbank's Certificate of Incorporation and Bylaws, as amended and currently in effect, the resolution adopted by Enterbank's Board of Directors related to the proposed offering, certificates received from state officials and statements we have received from officers and representatives of Enterbank. In delivering this opinion, the undersigned assumes the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of the originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of Enterbank.

     Based solely on the foregoing, the undersigned is of the opinion that:

     1. Enterbank has been duly incorporated and is validly existing under the laws of the State of Delaware; and

     2. The Shares to be issued by Enterbank under the proposed offering will be duly authorized, validly issued and fully paid and nonassessable.


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POLSINELLI, WHITE, VARDEMAN & SHALTON


October 24, 1996
Page 2


     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm in the section of the Prospectus entitled "Legal Matters." We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Shares in accordance with the Registration Statement.

                                       Very truly yours,



                                       POLSINELLI, WHITE, VARDEMAN
                                       & SHALTON, P.C.



                                       By:     /s/ Joseph T. Porter, Jr.
                                           ------------------------------------
                                           Joseph T. Porter, Jr.

JTP/kjd